UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 16, 2010

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Management Incentive Plan

On December 16, 2010 the Compensation and Executive Development Committee (the “Compensation Committee”) of the Board of Directors of Jamba, Inc. (the “Company”) approved the Jamba, Inc. Management Incentive Plan for employees at the manager level and above (the “Management Incentive Plan”). The Management Incentive Plan provides for cash awards to be designated to eligible participants in order to provide incentive to and to motivate eligible participants with a goal to increase stockholder value. Under the Management Incentive Plan, the Compensation Committee has the authority to establish performance periods, to set performance goals and to determine the relative weight to be given to each performance goal. The performance goals to be utilized by the Compensation Committee in setting targets for the eligible participants include, but are not limited to, corporate financial measures, strategic objectives and individual performance metrics. Prior to the completion of any performance period, the Compensation Committee has the authority to determine whether any element of any established performance goal shall be excluded when determining whether any performance goal has been achieved by a plan participant. The foregoing summary is qualified in its entirety by reference to the full text of the Management Incentive Plan, which is filed herewith as Exhibit 10.1.

On December 16, 2010 the Compensation Committee also established criteria for cash incentive awards that may be paid in fiscal year 2011 under the Management Incentive Plan (the “2011 Criteria”). The 2011 Criteria set two distinct performance periods and establish the performance goals for eligible participants for fiscal year 2011. Under the 2011 Criteria, cash incentive awards will be earned by participants upon the achievement of specified Company financial objectives, department strategic objectives and individual personal objectives. Depending on a participant’s position, the financial metrics account for 60%-75% of the 2011 Criteria and consist of the following:

•	75% for achievement of an operating profit target; and

•	25% for achievement of a general and administrative expense target.

The strategic and personal metrics account for 25%-30% and 0%-10%, respectively, of the 2011 Criteria and are dependent and vary based upon an employee’s job title, department and individual duties.

If each of the target metrics is achieved in a particular performance period for fiscal year 2011, participants will be eligible for a target award, based on the participant’s position, as follows:

Position	Target Award as a % of Base Salary During Performance Period
CEO and President	100%
President Stores	50%
CFO	50%
Sr. VP/ Group VP/ VP	40%

Directors and Managers are also participants in the Management Incentive Plan with 2011 Criteria target award percentages similarly based on base salary during the performance period.

Under the 2011 Criteria, a participant is also eligible for an additional 25% of a participant’s target award amount as a maximum award if the general and administrative expense target is achieved and the Company’s operating profit for the performance period exceeds the target award level by a pre-determined amount.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Jamba, Inc. Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: December 20, 2010	By:	/s/ Karen L. Luey
		Name:	Karen L. Luey
		Title:	Chief Financial Officer and Senior Vice President